UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18, 2011, the Company filed a Form 8-K in which it reported that its financial statements for the year ended December 31, 2010 and for the three months ended March 31, 2011 and June 30, 2011 required restatement. In addition, the Company reported that the financial statements of TerraSphere Systems, LLC ("TerraSphere") for the period prior to its acquisition by the Company should be restated and that all of these financial statements should not be relied upon until such time as the related reports on Form 10-K, Form 10-Q and Form 8-K have been amended.

The Company has now completed the restatements of the annual 2010 and interim 2011 financial statements referred to in the October 18, 2011 Form 8-K.

The Company’s financial statements for the year ended December 31, 2010, restated as required, now appear in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011. In addition, the Company’s restated results of operations for the three months ended March 31, 2011 and June 30, 2011 now appear in the restatement related footnote in those financial statements included in that 2011 Form 10-K/A. As a result, the Company does not plan to file an amended Form 10-K for 2010 or amended Form 10-Qs for the three months ended March 31 and June 30, 2011.

The management of the Company is not responsible for the financial statements or the restatement of the financial statements of Terrasphere Systems. LLC for periods prior to its acquisition by the Company, and it is not anticipated that the those financial statements will be restated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 23, 2012	By:	Edward Gildea

Name: Edward Gildea
Title: President